                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): January 26, 2001



                                 HealthAxis Inc.
                                 ---------------
             (Exact name of registrant as specified in its charter)

            Pennsylvania                       0-13591                           23-2214195
            ------------                       -------                           ----------
    (State or other jurisdiction          (Commission File Number)              (I.R.S. Employer
         of incorporation)                                                     Identification No.)

               2500 DeKalb Pike, East Norriton, Pennsylvania 19401
              ----------------------------------------------------
                (Address of principal executive offices/Zip Code)

Former name, former address, and former fiscal year, if changed since last report: N/A
        ---

Item 1.  Changes in Control of Registrant

Item 2.  Acquisition or Disposition of Assets

         The following information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Consolidated Financial Statements of HealthAxis Inc. ("HAI") and its subsidiaries, and the notes thereto, appearing in HAI's reports filed with the Securities and Exchange Commission ("SEC"). Except for the historical information contained herein, this Current Report on Form 8-K, contains certain forward-looking statements regarding HAI's business and prospects that are based upon numerous assumptions about future conditions which may ultimately prove to be inaccurate and actual events and results may materially differ from anticipated results described in such statements. Such forward-looking statements involve risks and uncertainties, such as historical and anticipated losses; uncertainty of future results, new business challenges, competition, customer concentration, protection of proprietary technology, trademark infringement, uncertain acceptance of the Internet as a medium for health insurance sales, foreign operations, changes in insurance industry regulations, regulation of the Internet and legal uncertainties, potential conflicts of interest, and control by large shareholders, officers or directors. Any one or a combination of these factors could have a material adverse effect on HAI's business, financial condition and results of operations. These forward-looking statements represent HAI's judgment as of the date of this report. HAI disclaims, however, any intent or obligation to update these forward-looking statements.


                 BUSINESS COMBINATION WITH HEALTHAXIS.COM, INC.

General

         On October 26, 2000, HealthAxis.com, Inc. ("HealthAxis"), HealthAxis Acquisition Corp. ("Newco") and HealthAxis Inc. ("HAI") entered into an Amended and Restated Agreement and Plan of Reorganization and an Amended and Restated Agreement and Plan of Merger (the "Merger Agreements") which set forth the terms and conditions under which HealthAxis will be merged with and into Newco (the "HAI Merger" or the "Merger"). The Merger was consummated and effective on January 26, 2001.

Reorganization Agreement and Merger Agreement

         In accordance with the terms of the Merger Agreements, each outstanding share of HealthAxis common stock, no par value per share, and each outstanding share of HealthAxis preferred stock, $1.00 par value per share, (the "HealthAxis Stock"), outstanding immediately prior to the effective date of the Merger (the "Effective Date"), other than as otherwise provided in the Merger Agreements, was converted into the right to receive 1.334 shares (the "Exchange Ratio") of HAI common stock, $0.10 par value per share (the "HAI Common Stock"). HAI issued 39,629,133 shares of HAI Common Stock to HealthAxis shareholders

         Each holder of HealthAxis Stock who would otherwise have been entitled to receive a fraction of a share of HAI Common Stock (after taking into account all of the shareholders' certificates) received cash, in lieu thereof, equal to an amount determined by multiplying such fraction by the price of a share of HAI Common Stock as quoted on the NASDAQ National Market on the Effective Date. Excluding shares subject to stock options and warrants assumed by HAI, the HAI shareholders existing prior to the Merger now own approximately 24.8% of the outstanding HAI Common Stock and the former HealthAxis shareholders own approximately 75.2% of the outstanding HAI Common Stock, including UICI which will beneficially own approximately 45.5% of the outstanding HAI Common Stock.

         The Merger Agreements provide that each option and warrant to acquire shares of HealthAxis Stock that was issued and outstanding on the Effective Date was converted into options or warrants to acquire shares of HAI Common Stock. HAI anticipates that it will issue up to an additional 8,085,732 shares of HAI Common Stock upon the exercise of the options and warrants to purchase HealthAxis Stock to be assumed by HAI. On the Effective Date, each of the options and warrants to purchase HealthAxis Stock were, by virtue of the Merger and without any action on the part of the holder, automatically adjusted to provide that (a) the number and type of shares issuable upon exercise of the option or warrant will be that number of shares of HAI Common Stock (rounded down to the nearest whole number of shares) equal to the number of shares of HealthAxis Stock issuable upon exercise of the option or warrant on the Effective Date, multiplied by the Exchange Ratio, and (b) the exercise price per share of HAI Common Stock under the option or warrant will be the amount (rounded up to the nearest whole cent) equal to the exercise price per share of HealthAxis Stock under the option or warrant on the Effective Date, divided by the Exchange Ratio.

         The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and is being accounted for as a purchase under generally accepted accounting principles.

Shareholders' Agreement

         In connection with the consummation of the Merger Agreements, HAI, UICI, a Delaware corporation, Michael Ashker and Alvin H. Clemens entered into a shareholders' agreement (the "Shareholders' Agreement"). Under the terms of the Shareholders' Agreement, the Board of Directors of HAI shall consist of up to nine members. UICI and HAI each independently nominated three nominees to the board and, the remaining directors will be nominated by mutual agreement of HAI and UICI. Each party is obligated to vote its shares in favor of the directors nominated by the other party. The obligations with regard to director nominees terminate upon UICI's beneficial ownership of less than 20% of the HAI Common Stock on a fully diluted basis.

         The HAI Board shall initially consist of eight members. Gregory T. Mutz, President and CEO of UICI, Patrick McLaughlin, a director of UICI, and Dennis B. Maloney, Chief Operating Officer of HealthAxis, are the initial UICI nominees. Michael Ashker, President and CEO of HAI, Alvin H. Clemens, Chairman of HAI and HealthAxis and Edward W. LeBaron, Jr., a director of HAI and HealthAxis are the initial HAI nominees. Henry Hager, a director of HAI and HealthAxis, and Jaime McLane, a director of HealthAxis, are the initial nominees agreed to by UICI and HAI.

         Subject to certain conditions set forth in the Shareholders' Agreement, the Shareholders' Agreement also provides that HAI can cause UICI to transfer up to 1,414,385 shares of its HAI Common Stock to unaffiliated third parties.

         The Shareholders' Agreement also provides UICI with the right, in its sole and absolute discretion, to approve the calculation of the amount and amortization period of all goodwill and other intangibles created in connection with the merger of Insurdata Incorporated, a Texas corporation, with and into HealthAxis, subject to compliance with generally accepted accounting principles.

Item 5.  Other Events

Amendments to HAI's Amended and Restated Articles of Incorporation and Bylaws

         On January 26, 2001, shareholders of HAI approved the following amendments to the Amended and Restated Articles of Incorporation of HAI:

         o Increase the number of authorized shares of capital stock to 2,000,000,000;

         o Increase the number of authorized shares of common stock to 1,900,000,000;

         o Eliminate the Class A common stock;

         o Increase the number of authorized shares of preferred stock to 100,000,000;

         o Provide that special meetings of the shareholders may only be called by the Board of Directors, the Chairman or the Chief Executive Officer of HAI;

         o Increase the shareholder vote required to remove a director for cause and eliminate the ability of shareholders to remove a director without cause;

         o Increase the shareholder vote required to approve an amendment to the articles of incorporation that has not been previously approved by a majority of the board of directors to 70% of the shareholder votes entitled to be cast at a meeting;

         o Decrease the shareholder vote required to approve an amendment to HAI's bylaws that has not previously been approved by the Board of Directors to 65% of the shareholder votes entitled to be cast at a meeting;

         o Decrease the shareholder vote required to approve a merger, consolidation, liquidation, dissolution or sale of substantially all of HAI's assets; and

         o Provide that HAI has opted out of some of the subchapters of the Pennsylvania Business Corporation Law.

         Additionally, the Board of Directors of HAI previously adopted Amended and Restated Bylaws.

Description of HAI Capital Stock

         As a result of these changes, the description of HAI's common stock is as follows:

         The authorized capital stock of HAI consists of 1,900,000,000 shares of HAI common stock $.10 par value, and 100,000,000 shares of preferred stock, $1.00 par value.

         HAI Common Stock. As of January 26, 2001, there were approximately 52,726,751 shares of HAI common stock outstanding. HAI common stock is listed and traded on the NASDAQ National Market under the symbol "HAXS." Holders of HAI common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The shareholders may not cumulate votes in connection with the election of directors. The holders of HAI common stock are entitled to receive ratably dividends, if any, declared from time to time by the HAI board of directors out of funds legally available for dividends. In the event of a liquidation, dissolution or winding up of HAI, the holders of HAI common stock are entitled to share ratably in all assets remaining after payment of liabilities. The HAI common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the HAI common stock. All outstanding shares of HAI common stock are fully paid and non-assessable, and the shares of HAI common stock to be outstanding upon completion of the Merger will be fully paid and non-assessable.

         HAI Preferred Stock. HAI has 100,000,000 shares of HAI preferred stock authorized, and no shares outstanding. The HAI board of directors has the authority to issue the shares of HAI preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued and undesignated shares of HAI preferred stock and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the shareholders. Although it presently has no intention to do so, the HAI board of directors, without shareholder approval, can issue HAI preferred stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of HAI common stock. The issuance of HAI preferred stock may have the effect of delaying, deferring or preventing a change in control of HAI.

         HAI Transfer Agent and Registrar. The transfer agent and registrar for the HAI common stock is ChaseMellon Shareholder Services LLP, 450 West 33rd St., 10th Floor, New York, NY 10001 and its telephone number is (917) 320-6216.

Amendment to Securities Purchase Agreement Related to the 2% Convertible Debentures

         Pursuant to the September 28, 2000 Amendment ("the Amendment") to the Securities Purchase Agreement dated September 14, 1999 between the Company and the holders of the Company's $27.5 million 2% Convertible Debentures due September 14, 2002 (the "Debentures"), on January 29, 2001, the Company and the debenture holders consummated the transactions contemplated by the Amendment to the Securities Purchase Agreement. In accordance with the terms of the Amendment to the Securities Purchase Agreement, the terms of the Debentures were amended to, among other things, extend the maturity of the Debentures to September 14, 2005, change the conversion price to $9.00 per share and modify the events of default (the "Amended Debentures"). Based upon the revised conversion price, the Amended

Debentures are convertible into 3,055,555 shares of HAI's common stock (the "Common Stock"). The Warrants to purchase 202,802 shares of the Company's Common Stock issued to the purchasers of the Debentures were also amended to reduce the exercise price to $3.01 and to extend the exercise period of the warrants for an additional year, or until September 13, 2005 (the "Amended Warrants"). In addition, as part of this transaction, the Company and the holders of the Debentures entered into an Amended and Restated Registration Rights Agreement.

         The Amendment to the Securities Purchase Agreement provided that, among other things, the amendments to the Debentures, Warrants and the Registration Rights Agreement shall take effect on or before the fifth business day after the Company's shareholders approved the previously described Reorganization between the Company and HealthAxis. The Reorganization was approved by the requisite vote of shareholders of the Company on January 26, 2001. The holders of the Debentures agreed to conditionally waive and suspend any and all past or current defaults or violations arising under the Debentures or the Registration Rights Agreement as well as any prospective defaults or violations arising under these agreements from September 28, 2000 through the closing date, and upon the closing of the transactions contemplated by the Amendment to the Securities Purchase Agreement to forbear and waive any and all past or current defaults or violations by the Company arising under the Debenture or the Registration Rights Agreement. See the Company's Current Report on Form 8-K filed with the SEC on October 11, 2000 for additional information regarding the conditions applicable to this waiver and forbearance.

         Amended 2% Convertible Debentures. Under the terms of the Amended Debentures, effective January 29, 2001, interest will commence accruing daily from July 1, 2000 at the rate of 2% per annum, payable in cash or equivalent value of the Company's common stock, semi-annually on January 1 and July 1 (the "Interest Payment Date") of each year, beginning on January 1, 2001. Accrued, unpaid and past due amounts bear interest at the rate of 15% per annum (the "Default Rate").

         Interest due on the principal (but not interest overdue for more than five days), may be paid in cash or in shares of the Company's common stock calculated based upon the average price as of the applicable record date. Except with respect to overdue interest, it is assumed that the Company will make all payments of interest in common stock, unless the Company notifies the holder in writing otherwise.

         The Company may not issue shares of common stock in payment of interest if, among other things: (i) there is an insufficient number of shares of common stock to pay the interest or there is an insufficient number of shares for issue for full conversion of all of the Debentures issued pursuant to the Securities Purchase Agreement; (ii) the shares are not registered for resale or freely transferable; (iii) the shares are neither listed nor quoted on the NASDAQ or a subsequent market; (iv) the issuance of the shares would result in the recipient's beneficially owning more than 9.99% of the issued and outstanding shares of common stock; and (v) an Event of Default (as defined below) has occurred and is continuing.

         Pursuant to the terms of the Amended Debentures, an Event of Default is defined as one or more of the following events: (a) a default in payment of interest or principal on the Debentures; (b) a failure of the Company to observe or perform any of the covenants or agreements in the Amended Debentures, the Securities Purchase Agreement, the Amendment to the Securities Purchase Agreement or the Amended and Restated Registration Rights Agreement; (c) the entry of a decree or order for relief in an involuntary case under any applicable bankruptcy, insolvency or similar law;
(d) the commencement of a voluntary case under any applicable bankruptcy, insolvency or other similar law; (e) any representation or warranty made by the Company in the original Securities Purchase Agreement or the amendment thereto proves to have been incorrect in any material respect when made; (f) the registration statement on Form S-3 for the shares of common stock issuable upon conversion of the Debentures shall not have been amended and filed with the SEC on or prior to the earlier of twenty business days following the date a majority of shareholders approve the Reorganization or April 27, 2001 or the Company fails to respond as promptly as practicable, but in no event later than ten business days, to any comments received from the SEC, or after the initial effectiveness, such registration statement lapses in effect or sales cannot be made, subject to certain exceptions; (g) a change of control occurs and the obligations of the Company under the Debentures are neither fully assumed by the controlling entity nor fully discharged or accounted for; (h) the Company fails to use reasonable best efforts to cause its transfer agent to deliver shares of common stock promptly after the holder delivers a notice of conversion. Upon occurrence of an Event of Default other than an Event of Default listed in Sections (c) and (d) listed above, the holder of the Amended Debentures may declare the entire principal amount of the Debentures and any interest accrued thereon due and payable immediately.

         The conversion price is subject to adjustment from time to time. The events giving rise to an adjustment include but are not limited to the following: (a) if the Company pays a stock dividend, combines its common stock, or issues by reclassification of shares of common stock any capital stock; (b) if the Company issues rights, options, warrants or other securities to all of the holders of common stock which allows them to acquire shares of common stock for no consideration or at a price per share less than the conversion price; (c) if the Company distributes to all of the holders of common stock evidence of the Company's indebtedness or assets or rights, options, warrants or other securities entitling them to subscribe for, purchase, convert to, exchange for or to otherwise acquire any security; (d) if any event occurs that is not expressly provided for by the above mentioned provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features). Upon the occurrence of any such event, the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Debentures. Certain events are excluded from these adjustments.

         In addition, subject to certain exceptions detailed in the Amended Debentures, if the Company takes certain actions while the Amended Debentures are outstanding, the holder has the right to amend the issuance terms in the Amended Debentures. These actions include the Company's issuing or selling any shares of common stock or security convertible into common stock for a price per share less than the conversion price, except as specifically excluded in the Amended Debentures.

         In the event of a default, the Company will be required to pay a sum comprised of the Mandatory Prepayment Amount (as defined), and the holder's reasonable costs of collection. The Mandatory Prepayment Amount is equal to (i) the sum of 100% of the principal amount of the Debenture to be prepaid plus costs, interest, expenses and liquidated damages; or (ii) in the event of certain defaults, the sum of (i) the principal amount of the Debenture to be prepaid, plus all accrued and unpaid interest thereon, divided by either the lesser of the conversion price or the Average Price on the Trading Date immediately prior to the date the Mandatory Prepayment Amount is paid in full, multiplied by the Per Share Market Value on the Trading Date immediately prior to the date the Mandatory Prepayment is paid in full and (ii) all other amounts, costs, interest, expenses and liquidated damages due in respect to the principal amount.

         Amended Warrants. The terms of the Warrants to purchase 202,802 shares of Common Stock, were amended, effective January 29, 2001, to change the exercise price to $3.01 per share and to extend the term of the Warrants until September 13, 2005.

         Amended and Restated Registration Rights Agreement. Under the terms of the Amended and Restated Registration Right Agreements effective January 29, 2001, the Company will be required to file an amendment to the Form S-3 Registration Statement to cover not less than 110% of the Registrable Securities (as defined therein) to be made on a continuous basis pursuant to a "Shelf" registration statement under Rule 415 of the Securities Act. Subject to certain limitations, the Registration Statement should remain effective until four years from the date the Registration Statement is declared effective by the Securities and Exchange Commission. There is also a one time underwritten registration obligation applicable on or after September 1, 2001.

         If at any time the Registrable Securities are not covered by an effective registration statement, and the Company files a registration statement relating to an offering of its equity securities, the Company is required to notify the holders of Registrable Securities of the filing and will use reasonable efforts to effect piggy-back registration of the Registrable Securities requested to be registered by the holders, subject to certain existing piggy-back rights.

         In the event the Company does not fulfill obligations under this amended and restated agreement, it is subject to certain financial penalties.

         The Company is responsible for all fees and expenses related to the Shelf registration statement, except for the holders' legal fees (other than fees for Blue Sky qualification). The holders of the Amended Debentures and Warrants are responsible for all fees and expenses relating to an Underwritten Offering.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of business acquired.

                  (i) HealthAxis.com, Inc. and Subsidiaries Consolidated Financial Statements for the year ended December 31, 1999 and for the period from Inception (March 26, 1998) to December 31, 1998 with Report of Independent Auditors and for the nine months ended September 30, 2000 are included in Exhibit 99.3.

                  (ii) Insurdata Incorporated and Subsidiaries Consolidated Financial Statements for the years ended December 31, 1998 and 1999 with Report of Independent Auditors are included in Exhibit 99.4.

         (b)      Pro-forma Financial Information.

                  (i) Unaudited proforma condensed consolidated balance sheet at September 30, 2000;
                  (ii) Unaudited proforma condensed consolidated statement of operations for the nine months ended September 30, 2000;
                  (iii) Unaudited proforma condensed consolidated balance sheet at December 31,1999; and
                  (iv) Unaudited proforma condensed consolidated statement of operations for the year ended December 31, 1999.

         The following unaudited pro forma consolidated balance sheet as of September 30, 2000 gives effect to the HAI Merger as if it had occurred on September 30, 2000. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1999 gives effect to the Insurdata merger and the HAI Merger as if they occurred on January 1, 1999. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2000 give effect to the HAI Merger as if it had occurred on January 1, 1999. The results of the Insurdata merger have been included in the historical statement of operations as filed for the nine months ended September 30, 2000.

         The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and do not purport to be indicative of the financial position which would actually have existed or the results of the operations which would actually have been obtained if the transactions had occurred at and for the periods indicated above or which may exist or be obtained in the future.

         The unaudited pro forma consolidated financial information should be read in conjunction with the notes hereto and the following:

         o HAI's historical consolidated financial statements and notes thereto for each of the three years in the period ended December 31, 1999 included in HAI's Annual Report on Form 10-K/A;

         o HAI's historical consolidated financial statements and notes thereto included in HAI's quarterly report on Form 10-Q for the nine months ended September 30, 2000;

         o HealthAxis' historical consolidated financial statements and notes included elsewhere herein for the year ended December 31, 1999 and the nine months ended September 30, 2000 and for the period from Inception (March 26, 1998) through December 31, 1998; and

         o Insurdata Incorporated's historical consolidated financial statements and notes thereto included elsewhere herein for each of the three years in the period ended December 31, 1999.

                        HEALTHAXIS INC. AND SUBSIDIARIES
                  PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
          (Dollars in the thousands, except share and per share data)
                      Nine Months Ended September 30, 2000

                                                                         Pro Forma
                                                    As Reported         Adjustments                 Pro Forma
                                                -----------------    ----------------            -----------------
Net Revenues............................        $          32,754    $             --            $          32,754
                                                -----------------    -----------------           -----------------
Expenses:
     Cost of Revenues...................                   22,850                 618                       23,468
     Operating..........................                   13,658                 227                       13,885
     Sales and marketing................                    2,389                  13                        2,402
     General and administrative.........                   10,464                 404                       10,068
     Amortization of intangibles........                   30,837             (12,659) (4)                  18,178
     Interest expense...................                    1,093                  --                        1,093
                                                -----------------    -----------------           -----------------
     Total expenses.....................                   81,291             (11,397)                      69,894
                                                -----------------    -----------------           -----------------

     (Loss) from operations.............                  (48,537)             11,397                      (37,140)
     Provisions (benefit) for income
       taxes ...........................                       --                   --                           --
                                                -----------------    -----------------           -----------------
     (Loss) before minority interest....                  (48,537)             11,397                      (37,140)
      Minority interest.................                   26,854             (26,854)                          --
                                                -----------------    -----------------           -----------------
     (Loss) from continuing operations..        $         (21,683)    $       (15,457)           $         (37,140)
                                                =================     ===============            =================
Basic and diluted (loss) per common
  share from continuing operations......        $           (1.66)                               $           (0.70)

Basic and diluted weighted average
  common shares outstanding.............               13,079,000                                       52,708,000


                        HEALTHAXIS INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                           (Dollars in the thousands)
                            As of September 30, 2000

                                                                       Pro Forma
                                                 As Reported          Adjustments                 Pro Forma
                                              ----------------     ----------------           ----------------
Assets
Cash and cash equivalents...............      $         25,170     $             --           $         25,170
Accounts and notes receivable...........                 8,983                   --                      8,983
Prepaid interactive marketing expense...                   622                   --                        622
Other assets............................                   147                   --                        147
                                              ----------------     ----------------           ----------------
Total current assets....................                34,922                   --                     34,922

Property, equipment and software, net...                12,357                   --                     12,357
Capitalized software costs..............                 4,884                6,047  (4)                10,931
Other intangibles.......................                13,979               (6,749) (4)                 7,230
Goodwill, net...........................               656,602             (344,182) (4)               312,420
Investment in Digital Insurance.........                 3,178                   --                      3,178
Other assets............................                 1,663                   --                      1,663
                                              ----------------     ----------------           ----------------
Total Assets............................      $        727,585     $       (344,884)          $        382,701
                                              ================     ================           ================
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable........................      $            880     $             --           $            880
Accrued commissions and expenses........                 6,166                2,125  (6)                 8,291
Current maturities......................                   311                   --                        311
Deferred revenues.......................                   432                   --                        432
                                              ----------------     ----------------           ----------------
Total current liabilities...............                 7,789                2,125                      9,914

Convertible debentures..................                26,715                  447  (5)                27,162
Other long-term liabilities.............                 7,815                   --                      7,815
                                              ----------------     ----------------           ----------------
Total liabilities.......................                42,319                2,572                     44,891

Minority Interest.......................               466,318             (466,318) (4)                    --

Stockholders' Equity:
Preferred stock.........................                    --                   --                         --
Common stock............................                 1,310                3,963  (7)                 5,273
Additional paid in capital..............               325,816              111,863  (7)               437,679
Unearned compensation...................                (6,871)               5,608  (7)                (1,263)
Accumulated deficit ....................              (101,307)              (2,572) (7)              (103,879)
                                              ----------------     ----------------           ----------------
Total Stockholders' Equity..............               218,948              118,862                    337,810
                                              ----------------     ----------------           ----------------
Total Liabilities and Stockholders' Equity    $        727,585     $       (344,884)           $       382,701
                                              ================     ================           ================

                        HEALTHAXIS INC. AND SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
           (Dollars in the thousands, except share and per share data)
                          Year Ended December 31, 1999

                                                               Non Merging    Insurdata
                                                                Insurdata    Incorporated
                                          As       Insurdata   Incorporated     Merger                  Pro Forma        Pro
                                       Reported  Incorporated  Subsidiaries  Adjustments    Subtotal   Adjustments       Forma
                                       --------  ------------  ------------  ------------   --------   -----------      -------
                                                      (1)          (2)
Revenue:
    Commission and fee revenue.....    $    --      $46,463      $(3,566)    $     --       $ 42,897     $     --       $ 42,897
    Interest and other revenue.....                      80           13                          93           --             93
                                       -------      -------      -------     --------       --------     --------       --------
    Total revenue..................    $    --      $46,543      $(3,553)    $     --       $ 42,990     $     --       $ 42,990
                                       -------      -------      -------     --------       --------     --------       --------

Expenses:
     Operating....................         504       38,470       (3,069)                     35,905        1,127         37,032
     Sales and marketing..........         447          475                                      922           17            939
     General and administrative...       7,457        5,395          (77)                     12,775          538         13,313
     Amortization of intangibles..         765                                 42,571 (3)     43,336      (16,880) (4)    26,456
     Interest expense.............         925                                                   925           --            925
                                       -------      -------      -------     --------       --------     --------       --------
     Total expenses...............     $10,098      $44,340      $(3,146)    $ 42,571       $ 93,863     $(15,198)      $ 79,665
                                       -------      -------      -------     --------       --------     --------       --------

     Income (loss) from operations     (10,098)       2,203         (407)     (42,571)       (50,873)      15,095        (35,676)
     Provisions (benefit) for
       income taxes:..............                      832         (119)        (713)            --           --             --
                                       -------      -------      -------     --------       --------     --------       --------
     Income (loss) before minority
       interest...................     (10,098)       1,371         (288)     (41,858)       (50,873)      15,095        (35,676)
     Minority interest............       1,008          (93)          93                       1,008       (1,008)            --
                                       -------      -------      -------     --------       --------     --------       --------
     Income (loss) from continuing
        operations................     $(9,090)     $ 1,278      $  (195)    $(41,858)      $(49,865)    $ 14,190       $(35,676)
                                       =======      =======      =======     ========       ========     ========       ========
Basic and diluted (loss) per
  common share from continuing
  operations......................     $ (0.73)                                                                         $  (0.69)

Basic and diluted weighted
  average common shares
  outstanding.....................  12,260,000                                                                        51,889,000

                        HEALTHAXIS INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  (Dollars in Thousands except per share data)


1.  Historical consolidated financial statements of Insurdata Incorporated.

2. Adjustment relates to Insurdata Incorporated's sale of Insurdata Marketing Services, LLC and Insurdata Administrators, a division of Insurdata Incorporated, at book value to UICI on October 1, 1999. The adjustment to the 1999 Statement of Operations was made to eliminate the activity of these two entities from January 1, 1999 to September 30, 1999 that is included in the historical consolidated financial statements of Insurdata Incorporated. The operations listed above were retained by UICI prior to the merger of Insurdata Incorporated and HealthAxis.

3. On December 6, 1999, HealthAxis, Insurdata Incorporated, HAI and UICI entered into an agreement and plan of merger which set forth the terms and conditions under which Insurdata Incorporated was merged with and into HealthAxis. On January 7, 2000, HealthAxis completed a merger with Insurdata Incorporated in which HealthAxis exchanged 21,807,567 shares of its common stock for 100% of the issued and outstanding shares of Insurdata Incorporated. This merger has been accounted for as a purchase in the historical financial statements for the nine months ended September 30, 2000. In accordance with Accounting Principles Board Opinion No. 16., the following was considered:

        o HAI's stock as traded on the open market was being valued as an Internet company since the insurance operations were discontinued.

        o The Insurdata merger and the HAI Merger were announced to the public simultaneously which eliminated investor confusion relative to HAI's long history as a health insurance underwriter and defined management's intention to become a provider of software and application integration services which utilize the Internet for health insurance distribution and administration.

         In consideration of the above, the value of HAI's stock as traded in the open market appears to be the best indication of the fair value of the shares exchanged in the Insurdata merger. The total purchase price will also be adjusted for a 10% liquidity discount.

         The fair value of the Insurdata assets and liabilities acquired through the Insurdata merger were:

Cash and cash equivalents............................              $   2,126
Accounts receivable, net.............................                  5,834
Fixed assets.........................................                  6,278
Developed software...................................                  2,862
Unearned compensation................................                 10,691
Customer base........................................                 17,205
Goodwill.............................................                682,184
Other assets.........................................                  1,768
Other liabilities....................................                 (5,021)
                                                                   ---------
                                                                   $ 723,927

         Included in the Insurdata Merger Adjustments on the Pro forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1999 is the amortization of intangibles resulting from the above purchase price allocation. Amortization of these intangibles on an annual basis has been calculated as follows:

                                                                                                Annual
                   Asset                             Life                 Amount             Amortization
--------------------------------------------     -----------       -------------------    -----------------
Customer Base                                      48 months       $            17,205    $           4,301
Developed Software                                 36 months       $             2,862    $             954
Goodwill                                          240 months       $           682,184    $          34,109
Unearned compensation                              40 months       $            10,691    $           3,207
                                                                                          -----------------
         Total                                                                            $          42,571
                                                                                          =================

4. On September 29, 2000 HAI and HealthAxis entered into an Amended and Restated Agreement and Plan of Reorganization. Under the agreement, HAI will issue approximately 39,629,000 new shares of HAI common stock in exchange for the outstanding shares of HealthAxis not currently held by HAI. This Merger will be accounted for as a purchase of minority interest. The purchase price will be determined as follows:

Number of HAI shares issued in HAI Merger...................        39,629,000
Fair value of HAI shares on or about
   September 29, 2000.......................................              2.75
Fair value of HAI shares issued.............................     $     108,980
Fair value of options exchanged in merger...................            13,717
                                                                 -------------
Total purchase price........................................     $     122,697
                                                                 =============

                                                            Minority Interest      HAI Interest in
                                                            in HealthAxis Net      HealthAxis Net       Total HealthAxis
              Allocation of purchase price                       Assets                Assets             Net Assets
------------------------------------------------------------------------------------------------------------------------
Net Assets of HealthAxis at September 30, 2000                  $466,318             $250,586              $716,904

Fair Value Adjustments:
    Customer Base                                                 (4,309)              (2,440)               (6,749)
    Developed Software                                             3,861                2,186                 6,047
                                                          ---------------------------------------------------------
Net Fair Value Adjustments                                          (448)                (254)                 (702)
                                                          ---------------------------------------------------------

Fair Value of the net assets of HealthAxis at
  September 30, 2000                                             465,870              250,332               716,202
                                                          ---------------------------------------------------------

Less Equity issued in connection with purchase of
  minority interest
    Issuance of HAI Shares                                      (122,697)             122,697                     -
    Allocation to unearned compensation                            1,263               (1,263)                    -
                                                          ---------------------------------------------------------
    Total Equity Issued                                         (121,434)             121,434                     -
                                                          ---------------------------------------------------------

Adjust minority interest for fair value of assets owned
  by HAI                                                            (254)                 254                     -
                                                          ---------------------------------------------------------

Fair value of HealthAxis at September 30, 2000 in excess
  of equity issued in connection with merger                     344,182              372,020               716,202
                                                          ---------------------------------------------------------

Resulting negative goodwill                                     (344,182)                   -              (344,182)
                                                          ---------------------------------------------------------

Net Assets of HealthAxis post merger                           $       -             $372,020              $372,020
                                                          =========================================================

         The acquisition was at a value below the amount of minority interest recorded on HAI's books. Thus, it resulted in a reduction of the intangible assets, primarily goodwill on HAI's books.

         The fair value of the HAI shares is based upon the quoted NASDAQ closing price of HAI shares for a period starting two days before and ending two days after September 29, 2000 (the date of the merger agreement and measurement date). The fair value of options exchanged in the merger has been determined using the Black-Scholes Option Pricing Model. The number of HAI options to be exchanged in the Merger is estimated to be 5,990,000 with an average fair value per option of $2.29. Of these options, options to purchase 2,730,000 shares are estimated to be vested. The actual number of options to be exchanged is subject to change based upon the options outstanding on the date of Merger.

         The allocation to unearned compensation is based upon the intrinsic value of unvested HAI options to be issued in the exchange. Unearned compensation will be amortized over the remaining vesting period of the options, averaging 3.5 years.

         The pro forma expenses related to the amortization of adjustments resulting from the HAI merger is as follows:

                                                                          Annual          Nine Month
              Asset                   Life             Amount          Amortization      Amortization
----------------------------------  ---------        ------------      -----------       -------------
Customer Base                       48 months        $     (6,749)     $    (1,687)      $      (1,265)
Developed Software                  36 months               6,047            2,016               1,512
Goodwill                            240 months           (344,182)         (17,209)            (12,906)
Unearned compensation               40 months               5,608            1,682               1,262
                                                                       -----------       -------------
         Total                                                         $   (15,198)      $     (11,397)
                                                                       ===========       =============

5. In September 2000, an agreement was entered into by and between HAI and the holders of HAI's convertible debentures. The agreement contains the following changes in terms which are contingent upon the completion of the HAI Merger:

    o A change in the maturity date from September 14, 2002 to September 14, 2005.

    o   A change in the debenture conversion price from $20.34 to $9.00.

    o A change in the exercise price of warrants originally issued in connection with the debentures from $20.34 to $3.01.

         The fair value of the repriced warrants (assuming a $3.00 HAI market share price) amounts to $477. As of September 30, 2000, the unamortized original issue discount amounted to $924. An adjustment amounting to $447 has been charged to accumulated deficit and reflects the Company's cost of renegotiating the debentures. This adjustment has not been reflected on the Pro Forma Condensed Consolidated Statement of Operations as it is not recurring in nature.

6. Effective August 15, 2000, HAI entered into a termination agreement that settled amounts owed under an employment contract with its Chairman of the Board of Directors. The agreement is contingent upon completion of the HAI Merger and provides for a severance amount of up to $2,125 to be paid, in cash or stock, over 20 quarters. The terminated employment contract was replaced with an "at will" employment contract with no severance terms. In September 2000, HAI also extended the exercise period of 397,198 options held by the Chairman through July 7, 2006. These options have an exercise price of $3.64 per share and had no intrinsic value on the date of the remeasurement. No future compensation costs are expected to be incurred as a result of this extension.

7. Adjustments to all of the capital accounts resulting from the acquisition of minority interest through the HAI Merger are as follows:

                                                            Additional
                                     Number of    Common     Paid In      Unearned
                                      Shares      Stock      Capital    Compensation   Deficit       Total
                                     ---------   --------   ----------  ------------  ---------     -------
Balance at September 30, 2000..        13,098   $    1,310   $ 325,816   $  (6,871)  $  (101,307)   $ 218,948
Severance Agreement (Note 6)...             -            -           -           -        (2,125)      (2,125)
Remeasurement of warrants
  (Note 5) ....................             -            -           -           -          (447)        (447)
Remeasurement of unearned
  compensation (Note 4)........             -            -      (6,871)      6,871             -            -
Issuance of new HAI shares
  (Note 4) ....................        39,629        3,963     118,734      (1,263)            -      121,434
                                    ---------   ----------  ----------   ---------   -----------    ---------
                                       52,727   $    5,273  $  437,679   $  (1,263)  $  (103,879)   $ 337,810
                                    =========   ==========  ==========   =========   ===========    =========

8. The following tables provide a breakdown of the pro forma HAI shares outstanding after the HAI Merger:

                                       Share Activity for HAI
-----------------------------------------------------------------------------------------
                                                                        Weighted Average
                                                 Shares Outstanding    Shares Outstanding
                                                 ------------------    ------------------
December 31, 1999.........................          13,027,000            12,260,000
HAI Merger................................          39,629,000            39,629,000
                                                    ----------            ----------
Total HAI shares outstanding after the
     HAI Merger...........................          52,656,000            51,889,000
                                                    ----------            ----------
Antidilutive shares excluded..............                                10,810,000
                                                                          ==========

                                       Share Activity for HAI
-----------------------------------------------------------------------------------------
                                                                        Weighted Average
                                                 Shares Outstanding    Shares Outstanding
                                                 ------------------    ------------------
                                                      13,098,000           13,079,000
September 30, 2000........................
HAI Merger................................            39,629,000           39,629,000
                                                      ----------           ----------
Total HAI shares outstanding after the
     HAI Merger...........................            52,727,000           52,708,000
                                                      ----------           ----------
Antidilutive shares excluded..............                                 17,493,000
                                                                           ==========

         Pro forma antidilutive shares excluded from the weighted average shares outstanding in 1999 include 9,906,000 options to purchase shares of HAI common stock and 904,000 shares of HAI common stock issuable upon the conversion of the 2% convertible debentures. Pro forma antidilutive shares excluded from the weighted average shares outstanding in 2000 include 14,438,000 options to purchase shares of HAI's common stock and 3,055,000 shares of HAI's common stock issuable upon the conversion of the 2% convertible debentures. These shares were antidilutive because losses were reported in 1999 and 2000.

9. Neither HealthAxis nor HAI has made any changes to their accounting policies during 1999 or 2000.

  (c)      Exhibits.

           The following exhibits are filed herewith:


S-K Item
 Number        Description
--------       -----------

  3.1          Amended and Restated Articles of Incorporation

  3.2          Amended and Restated Bylaws

  23.1         Consent of BDO Seidman, LLP

  23.2         Consent of Ernst & Young, LLP

  99.1         Press Release dated January 29, 2001

  99.2 Amended and Restated Agreement and Plan of Reorganization between HealthAxis Inc., HealthAxis.com, Inc. and HealthAxis Acquisition Corp. dated as of October 26, 2000.

  99.3 HealthAxis.com, Inc. and Subsidiaries Consolidated Financial Statements for the year ended December 31, 1999 and for the period from Inception (March 26, 1998) to December 31, 1998 and for the nine months ended September 30, 1999 and 2000.

  99.4 Insurdata Incorporated and Subsidiaries Consolidated Financial Statements for the years ended December 31, 1998 and 1999. (Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on April 20, 2000.)

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HEALTHAXIS INC.





Date:  January 29, 2001                   By:  /s/ Michael Ashker
                                               -----------------------
                                               Michael Ashker
                                               Chief Executive Officer

                                  EXHIBIT INDEX



S-K Item
 Number        Description
--------       -----------

  3.1          Amended and Restated Articles of Incorporation

  3.2          Amended and Restated Bylaws

  23.1         Consent of BDO Seidman, LLP

  23.2         Consent of Ernst & Young, LLP

  99.1         Press Release dated January 29, 2001

  99.2 Amended and Restated Agreement and Plan of Reorganization between HealthAxis Inc., HealthAxis.com, Inc. and HealthAxis Acquisition Corp. dated as of October 26, 2000.

  99.3 HealthAxis.com, Inc. and Subsidiaries Consolidated Financial Statements for the year ended December 31, 1999 and for the period from Inception (March 26, 1998) to December 31, 1998 and for the nine months ended September 30, 1999 and 2000.

  99.4 Insurdata Incorporated and Subsidiaries Consolidated Financial Statements for the years ended December 31, 1998 and 1999. (Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on April 20, 2000.)